EXHIBIT 4.7




                                 TRUST AGREEMENT


                                     BETWEEN


                            PATHOGENESIS CORPORATION

                                       AND


                            WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE

              (PathoGenesis Corporation 401(k) Profit Sharing Plan)








                                                            WTC Direction Trust/
                                                             Tax Qualified Plan/
Rev. 1/96                                            Permits Employer Securities


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                                      INDEX

                                                                          Page

ARTICLE I    DEFINITIONS ....................................................1
             Section 1.1.  Definitions.......................................1

ARTICLE II   CREATION; PURPOSE; ETC..........................................2
             Section 2.1.  Creation .........................................2
             Section 2.2.  Purpose ..........................................2
             Section 2.3.  Exclusive Benefit ................................2
             Section 2.4.  Domestic Trust ...................................2

ARTICLE III  ADMINISTRATION OF PLAN .........................................3
             Section 3.1.  Payment of Benefits ..............................3
             Section 3.2.  Participant Records and Accounts .................3
             Section 3.3.  Reliance on Administrator ........................3
             Section 3.4.  Trustee Not Responsible for
                                Plan Administration .........................3
             Section 3.5.  Trustee Not Responsible for Enforcing
                             Contributions or for Sufficiency of Trust Fund..3

ARTICLE IV   INVESTMENT OF TRUST FUND .......................................3
             Section 4.1.  Named Fiduciary ..................................3
             Section 4.2.  Investment Managers ..............................3
             Section 4.3.  Individually Directed Accounts ...................4
             Section 4.4.  Reliance on Named Fiduciary, Investment
                               Managers, Participants .......................4
             Section 4.5.  Shareholder Communications Act ...................4

ARTICLE V    POWERS OF TRUSTEE ..............................................5
             Section 5.1.  General Powers ...................................5
             Section 5.2.  Additional Powers ................................6
             Section 5.3.  Valuations .......................................7

ARTICLE VI   RECORDS AND ACCOUNTS OF TRUSTEE ................................7
             Section 6.1.  Records ..........................................7
             Section 6.2.  Annual and Other Periodic Accounts ...............7
             Section 6.3.  Tax Returns ......................................8

ARTICLE VII  TRUSTEE'S RIGHTS/LIMITATION OF TRUSTEE'S RESPONSIBILITY.........8
             Section 7.1.  No Implied Duties ................................8
             Section 7.2.  Evidence of Authority ............................8
             Section 7.3.  Reliance by Trustee ..............................8

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Continuation of Index                                                      Page



             Section 7.4.  Trustee May Employ Agents ........................8
             Section 7.5.  No Responsibility for Insurance Contracts ........9
             Section 7.6.  No Liability for Acts or Omissions of
                                Other Fiduciaries ...........................9
             Section 7.7.  No Obligation to Act on Unsatisfactory Notice ....9

ARTICLE VIII COMPENSATION, TAXES, EXPENSES, INDEMNITY .......................9
             Section 8.1.  Payment of Compensation and Expenses .............9
             Section 8.2.  Taxes ............................................9
             Section 8.3.  Indemnification by Employer .....................10

ARTICLE IX   RESIGNATION OR REMOVAL OF TRUSTEE .............................10
             Section 9.1.  Removal or Resignation of Trustee ...............10
             Section 9.2.  Reserve for Expenses.............................10

ARTICLE X    AMENDMENT OR TERMINATION OF AGREEMENT .........................10
             Section 10.1.  Amendment of Agreement .........................10
             Section 10.2.  Termination of Agreement .......................11

ARTICLE XI   TERMINATION OR DISQUALIFICATION OF PLAN........................11
             Section 11.1.  Amendment or Termination of Plan ...............11
             Section 11.2.  Disqualification ...............................11
             Section 11.3.  Application of Funds on Termination ............11

ARTICLE XII  GENERAL PROVISIONS ............................................11
             Section 12.1.  Governing Law ..................................11
             Section 12.2.  Entire Agreement ...............................11
             Section 12.3.  Notices ........................................11
             Section 12.4.  Plan Documents .................................12
             Section 12.5.  Spendthrift Provision ..........................12
             Section 12.6   FDIC Insurance .................................12
             Section 12.7.  Effect .........................................12
             Section 12.8.  Severability ...................................12
             Section 12.9.  Headings and Titles ............................12
             Section 12.10. Binding Agreement ..............................12
             Section 12.11. Merger or Consolidation ........................12
             Section 12.12. Force Majeure ..................................13


                                      -ii-


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                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT (the "Agreement") is made as of this 1st day of April, 1998, by and between PATHOGENESIS CORPORATION, a Delaware corporation (the "Employer"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Employer has adopted the PathoGenesis Corporation 401(k) Profit Sharing Plan (the "Plan"), a tax-qualified retirement plan; and

         WHEREAS, this Agreement is intended to implement the provisions of the Plan by providing for the creation of a trust (the "Trust") satisfying the requirements of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the authority to control and manage the operation and administration of the Plan is vested in the Named Fiduciary or Fiduciaries provided for in the Plan, which shall have the authorities and shall be subject to the duties with respect to the Trust specified in this Agreement; and

         WHEREAS, the Employer desires to appoint Wilmington Trust Company as Trustee of the Trust, and Wilmington Trust Company is willing to serve as Trustee in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Employer and the Trustee hereby mutually agree as follows:


         ARTICLE I - DEFINITIONS

         Section 1.1. DEFINITIONS. Unless the context otherwise requires or unless otherwise expressly provided, as used in this Agreement:

         (a) "Administrator" means, with respect to the Plan, the organization, entity, committee or other person responsible for benefit administration under the Plan, including any representative or delegate thereof designated in writing, authorized to act on behalf of such organization, entity, committee or other person, and may include the Employer.

         (b) "Investment Manager" means a bank, insurance company or registered investment adviser satisfying the requirements of Section 3(38) of ERISA appointed by the Named Fiduciary to manage all or any portion of the Trust Fund as designated by the Named Fiduciary.


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         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.

         (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (e) "Insurance Contract" means any contract or policy of any kind, including any annuity contract, issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company to its general account or to one or more separate accounts, or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company.

         (f) "Named Fiduciary" means the organization, entity, committee or other person or its representative or delegate with respect to the Plan, who, within the meaning of ERISA, has the authority to perform the separate functions allocated to that "Named Fiduciary" under this Agreement. Unless otherwise specifically provided to the contrary, the Named Fiduciary shall mean the Administrator.

         (g) "Trust Fund" means all property, real, personal or mixed, of any kind or nature, contributed, paid or delivered to the Trustee hereunder, and all investments, reinvestments and proceeds thereof, and all gains, earnings and profits thereon.


         ARTICLE II - CREATION; PURPOSE; ETC.

         Section 2.1. CREATION. The Employer hereby creates the PathoGenesis Corporation 401(k) Profit Sharing Plan Trust. Under the terms of the Plan, the Employer has the power to appoint and hereby appoints Wilmington Trust Company to act as Trustee; and Wilmington Trust Company hereby accepts the appointment to serve as Trustee.

         Section 2.2. PURPOSE. The Trust is established to fund the benefits payable to participants and their beneficiaries under the Plan.

         Section 2.3. EXCLUSIVE BENEFIT. Except as otherwise permitted by law or as set forth in Article XI of this Agreement, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plan shall any part of the Trust Fund be used for, or diverted to, any purposes other than for the exclusive benefit of the participants and their beneficiaries and for defraying the reasonable expenses of administering such Plan.

         Section 2.4. DOMESTIC TRUST. The Trust shall at all times be maintained as a domestic trust in the United States.


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         ARTICLE III - ADMINISTRATION OF PLAN

         Section 3.1. PAYMENT OF BENEFITS. At the direction of the Administrator, the Trustee shall pay moneys or other property directly to or for the benefit of participants and their beneficiaries, or to an insurance company to provide for the payment of such benefits by the purchase of an Insurance Contract, or to a paying or disbursing agent, which may be the Administrator. Any moneys or other property disbursed or paid over by the Trustee pursuant to this Section 3.1 shall no longer be part of the Trust Fund.

         Section 3.2. PARTICIPANT RECORDS AND ACCOUNTS. Except as the parties may otherwise agree in writing, the Trustee shall not be required to maintain any participant records or accounts and shall not be responsible for the allocation of contributions among participants.

         Section 3.3. RELIANCE ON ADMINISTRATOR. Any directions pursuant to
Section 3.1 may, but need not, specify the application to be made of payments so directed. Each direction to the Trustee under Section 3.1 shall constitute a representation and warranty by the Administrator that such direction is in accordance with this Agreement, the Plan and applicable law, and the Trustee shall have no duty to make any independent inquiry or investigation before acting upon such direction, or to see to the application of any moneys or other property so paid.

         Section 3.4. TRUSTEE NOT RESPONSIBLE FOR PLAN ADMINISTRATION. The Trustee shall not be responsible in any way for the determination, computation, payment or application of any benefit, for the form, terms, payment provisions or issuer of any Insurance Contract, or for any other matter affecting the administration of the Plan by the Employer or the Administrator or any organization, entity, committee or other person to whom such responsibility is delegated under the Plan.

         Section 3.5. TRUSTEE NOT RESPONSIBLE FOR ENFORCING CONTRIBUTIONS OR FOR SUFFICIENCY OF TRUST FUND. The Trustee shall not be responsible for enforcing payment of any contribution to the Trust, for the timing or amount thereof, or for the adequacy of the Trust Fund or any part thereof or the funding standards adopted for the Plan to meet or discharge any liabilities of the Plan or the Trust.


         ARTICLE IV - INVESTMENT OF TRUST FUND

         Section 4.1. NAMED FIDUCIARY. Except as otherwise provided in Section
4.2 or 4.3, the Named Fiduciary shall possess all discretionary authority for the management and control of the Trust Fund. The Named Fiduciary shall be responsible for determining the diversification policy (if and to the extent required), and for monitoring adherence by the Investment Manager or Investment Managers to such policy.

         Section 4.2. INVESTMENT MANAGERS. Discretionary authority for the management and control of all or any portion of the Trust Fund may be delegated by the Named Fiduciary, in its absolute discretion, to one or more Investment Managers. The terms and conditions of


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appointment, authority and retention of any Investment Manager shall be the sole responsibility of the Named Fiduciary. The Named Fiduciary shall promptly notify the Trustee in writing of the appointment or removal of any Investment Manager and the portion of the Trust Fund over which such Investment Manager shall have authority. Any notice of appointment pursuant to this Section 4.2 shall constitute a representation and warranty that the Investment Manager has been appointed in accordance with the Plan and that any Investment Manager is an Investment Manager as defined in this Agreement. The Named Fiduciary may limit, restrict or impose guidelines affecting the exercise of the discretion conferred on any Investment Manager, and shall be responsible for communicating, and monitoring adherence to, any such limitations, restrictions or guidelines.

         Section 4.3. INDIVIDUALLY DIRECTED ACCOUNTS. As to each individually directed account, if any, permitted by the Plan, the applicable participant shall possess all of the investment and investment-related authority held by the Named Fiduciary hereunder, and the Trustee shall invest and reinvest such assets pursuant to the directions of the participant, as communicated in writing to the Trustee by the Administrator or its delegate. The Trustee shall be fully protected in relying upon the written instructions of the Administrator or its delegate as to the participant's directions. Neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the participant or any of his or her beneficiaries for any loss resulting from any action taken at the direction of the participant.

         Section 4.4. RELIANCE ON NAMED FIDUCIARY, INVESTMENT MANAGERS, PARTICIPANTS. The Trustee shall invest and reinvest the Trust Fund pursuant to the written directions of the Named Fiduciary or the Investment Manager or Investment Managers, as the case may be. The Trustee shall have no investment responsibility with respect to the Trust Fund, and shall have no duty to inquire into the directions of the Named Fiduciary, any Investment Manager, as the case may be, to solicit such directions, or to review and follow the investments made pursuant to any such directions, other than to the extent required by law. Any investment direction by the Named Fiduciary or any Investment Manager shall constitute a representation and warranty that the transaction will not constitute a prohibited transaction under ERISA or the Code and that the investment is authorized under this Agreement, the Plan and any other agreement affecting the Named Fiduciary's or Investment Manager's authority.

         Section 4.5. SHAREHOLDER COMMUNICATIONS ACT. Unless otherwise directed in writing, the Trustee is:

               [Check One]
       _______ authorized _______ not authorized to disclose the name, address and share positions of the Named Fiduciary and/or any person or organization designated to give instructions under this Agreement to companies over whose securities the Named Fiduciary or such person or organization exercises voting authority or to others upon request by such companies.


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         ARTICLE V - POWERS OF TRUSTEE

         Section 5.1. GENERAL POWERS. Upon the directions of the Named Fiduciary, the Investment Manager(s), or the Administrator or its delegate on behalf of the participants with respect to individually directed accounts, as the case may be, the Trustee shall be authorized and empowered to exercise any and all of the following rights, powers and privileges with respect to the Trust
Fund:

         (a) To invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such securities (including, without limitation, securities of the Employer or its affiliates constituting "qualifying employer securities" as defined in Section 407 of ERISA and hereafter referred to as Employer Securities) as, but not limited to, common stocks, preferred stocks, bonds, bills, notes, commercial paper, debentures, mortgages, equipment trust certificates, investment trust certificates, partnership interests and also in other investments, whether real, personal or mixed property.

         (b) To sell, exchange, convey, transfer or otherwise dispose of any such property at public or private sale, for cash or credit, or partly for cash and partly for credit, and with or without notice or advertisement of any kind.

         (c) To purchase whole or part interests in real property or in mortgages on real property, wherever situated, directly or through financial intermediaries or entities, such as, but not limited to, partnerships, and to mortgage or lease for any term any real property or part interest in real property; and to delegate to a manager the management and operation of any interest in such property or properties.

         (d) To purchase or sell, write or issue, puts, calls or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold or pledge assets of the Trust Fund.

         (e) To exercise all voting rights pertaining to any securities; and to consent to or request any action on the part of the issuer of any such securities, and to give general or special proxies and or powers of attorneys with or without powers of substitution; to consent to or participate in amalgamation, reorganizations, recapitalizations, consolidations, mergers, liquidations, or similar transactions with respect to any securities, and to accept and to hold any other securities issued in connection therewith; and to exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund. Notwithstanding the foregoing, the Trustee shall exercise all voting rights relating to any Employer Securities at the direction of the participants, as communicated to the Trustee by the Administrator, provided that in the event any Employer Securities are unallocated among the participants or unvoted by the participants, or in the event that the voting rights with respect to such securities do not pass through to the participants under the Plan, then the Trustee shall exercise all voting rights relating to such Employer Securities as the Trustee, in its sole discretion, deems appropriate.


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         (f) To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance therefor; and to extend the time of payment of any obligation at any time owing to the Trust Fund.

         (g) To transfer money or other property to an insurance company issuing an Insurance Contract.

         (h) To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund; to commence or defend suits or legal proceedings; and to represent the Trust Fund in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any part of the Trust Fund or the administration thereof.

         (i) To borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust.

         (j) To deposit funds in interest bearing account deposits or savings certificates issued by the Trustee or any other banking institution affiliated with the Trustee.

         (k) To transfer, from time to time, all or any part of the Trust Fund to any common, collective or commingled trust fund exempt from taxation under the Code, including any such fund maintained by Wilmington Trust Company, to be held and administered subject to the terms and provisions of the relevant trust agreement, and such trust agreement shall be deemed adopted as part of this Agreement and the Plan to the extent that any portion of the Trust Fund is invested therein.

         (l) Generally to take all actions, execute all instruments, and exercise all rights and privileges with relation to the Trust Fund, whether or not expressly authorized, as the Trustee is directed or in its sole discretion deems necessary or desirable.

         Section 5.2. ADDITIONAL POWERS. With respect to the Trust Fund, the Trustee is hereby authorized and empowered, in its sole judgment:

         (a) To hold uninvested from time to time, without liability for interest thereon, such sum of money as is necessary for the cash requirements of the Plan or as the Trustee may from time to time deem to be in the best interests of the Trust Fund, notwithstanding the Trustee's receipt of "float" from such uninvested cash; and whenever the Trustee receives cash or cash equivalents, but no investment directions hereunder, to invest the same in authorized deposit accounts, savings certificates, short-term investment funds, including any such fund managed by the Trustee, or other short-term investment vehicle pending receipt of investment directions.

         (b) To cause any securities or other property to be registered in, or transferred to, the name of the Trustee or the name of its nominee or nominees, or to deposit or arrange for the deposit of such securities in a securities depository or with a Federal Reserve Bank, or to retain such securities unregistered and in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such securities and other property are part of the Trust Fund.

         Section 5.3. VALUATIONS. The Trustee shall periodically determine the market value of the assets of the Trust Fund or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. With respect to assets without readily ascertainable market values, the Trustee may rely for all purposes of this Agreement on the latest valuation and transaction information submitted to it by the person responsible for the investment. The Named Fiduciary shall cause such person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Agreement.


         ARTICLE VI - RECORDS AND ACCOUNTS OF TRUSTEE

         Section 6.1. RECORDS. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in the Trust Fund and all accounts, books and records relating thereto shall be open to inspection and audit at reasonable times during normal business hours by any person designated by the Named Fiduciary.

         Section 6.2. ANNUAL AND OTHER PERIODIC ACCOUNTS. Within ninety (90) days following the close of each Plan year, and within sixty (60) days following the close of each Plan quarter, the Trustee shall file with the Employer or the Administrator a written account setting forth the receipts and disbursements and the investments and other transactions effected by it with respect to the Trust Fund during such Plan year or quarter, as the case may be. Upon the expiration of ninety (90) days from the date of filing of its annual or quarterly account, the Trustee shall be forever released and discharged from all liability and further accountability to the Employer, the Administrator or any other person with respect to the accuracy of such accounting and all acts and failures to act of the Trustee reflected in such account, except to the extent that the Employer or the Administrator shall, within such 90-day period, file with the Trustee specific written objections to the account. Neither the Employer, the Administrator, any participant nor any other person shall be entitled to any additional or different accounting by the Trustee and the Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC"), The Trustee's account statements shall be sufficient information concerning securities transactions effected for the Trust Fund; provided that the Employer or the Named Fiduciary, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within five business days after the date of the transaction, or if a broker/dealer is utilized, within five business days after the date of the Trustee's receipt of the broker/dealer confirmations thereof.

         Section 6.3. TAX RETURNS. The Trustee shall prepare tax returns or other filings with respect to the Trust Fund only if such returns or filings must be filed by the Trustee rather than by the Administrator, the Named Fiduciary, or the Employer. Unless otherwise agreed in writing by the Trustee, the Trustee shall not be responsible for filing any information or other returns with respect to payments to any participants or their beneficiaries.


         ARTICLE VII - TRUSTEE'S RIGHTS/LIMITATION OF TRUSTEE'S
                       RESPONSIBILITY

         Section 7.1. NO IMPLIED DUTIES. The duties and responsibilities of the Trustee shall be as set forth in this Agreement and no other or further duties or responsibilities shall be implied against or imposed on the Trustee.

         Section 7.2. EVIDENCE OF AUTHORITY. The Employer shall furnish the Trustee from time to time with certified copies of the resolutions of the Board of Directors evidencing the name, title and specimen signature of any person authorized to give instructions to the Trustee on behalf of the Employer hereunder. The Employer shall also furnish the Trustee from time to time or cause the Trustee to be furnished from time to time with certified lists of the names and signatures of all other organizations, entities, committees or other persons authorized to act as the Administrator, a Named Fiduciary, or in any manner authorized to issue notices, requests, directions, instructions or other communications to the Trustee pursuant to this Agreement. The Named Fiduciary shall cause each Investment Manager to furnish the Trustee from time to time with the names and signatures of the persons authorized to direct the Trustee on its behalf hereunder. The Trustee shall be entitled to rely upon each such evidence of authority until it is revoked in writing.

         Section 7.3. RELIANCE BY TRUSTEE. The Trustee shall be entitled to rely upon each representation, information, notice, direction, certificate and other communication furnished by or on behalf of the Employer, the Administrator, each Named Fiduciary and each Investment Manager; and the Trustee shall be protected to the extent the law permits in acting in accordance with and relying upon such representations, information, notices, directions, certificates and other communications; and the Trustee shall be under no duty to make any inquiry or investigation in connection therewith.

         Section 7.4. TRUSTEE MAY EMPLOY AGENTS. The Trustee may from time to time employ and consult with counsel (who may also serve as counsel for the Employer or the Trustee) and shall be protected to the extent the law permits in acting upon such advice of counsel. The Trustee may also from time to time employ accountants and other agents as may be reasonably necessary in administering and protecting the Trust Fund, and the Trustee may pay such counsel, accountants and other agents reasonable compensation, which shall be reimbursed to the Trustee in accordance with Section 8.1. The Trustee shall at no time be obligated to institute any legal action or to become a party to any legal action unless the Trustee shall have been indemnified to its satisfaction for any fees, costs and expenses to be incurred in connection with such legal action.

         Section 7.5. NO RESPONSIBILITY FOR INSURANCE CONTRACTS. The Trustee shall have no obligation to pay any premium on any Insurance Contract or to take any action with respect to any Insurance Contract, except upon instructions from the person authorized to direct the Trustee with respect to such Insurance Contracts. The Trustee shall be entitled to rely on information furnished by the Employer as to the amount of any contribution to be applied to the purchase or carrying of Insurance Contracts, the amount and type of Insurance Contracts to be purchased, the selection of the insurance company or companies, the designation of beneficiaries, and the election of any right or option under any Insurance Contract or with respect to any participant. The Trustee may rely on information furnished by the Employer as to the accuracy and completeness of any information contained in any application for any Insurance Contract, or any other information given to the insurer in connection with any Insurance Contract, and shall have no responsibility to the insurer with respect to any such application or other information. The Trustee shall have no responsibility to any participant or the Employer for the invalidity or unenforceability of any Insurance Contract, or for the failure of any Insurance Contract to meet any requirements of the Plan.

         Section 7.6. NO LIABILITY FOR ACTS OR OMISSIONS OF OTHER FIDUCIARIES. The Trustee shall not be liable for the acts or omissions of other fiduciaries unless (a) the Trustee knowingly participates in, or knowingly attempts to conceal the act or omission of another fiduciary, and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or
(b) the Trustee has knowledge of a breach by the other fiduciary and does not make reasonable efforts to remedy the breach; or (c) the Trustee's breach of its own fiduciary responsibility permits the other fiduciary to commit a breach.

         Section 7.7. NO OBLIGATION TO ACT ON UNSATISFACTORY NOTICE. The Trustee shall not be liable for any failure to act pursuant to any notice, direction or any other communication from the Employer, the Administrator, the Named Fiduciary, any Investment Manager or any other person or delegate of any of them unless and until it shall have received directions in the form specified in this
Article VII.


         ARTICLE VIII - COMPENSATION, TAXES, EXPENSES, INDEMNITY

         Section 8.1. PAYMENT OF COMPENSATION AND EXPENSES. The Trustee shall be entitled to receive from the Employer compensation for its services and all reasonable costs and expenses incurred in connection with the administration of the Trust Fund. The compensation of the Trustee shall be as agreed upon from time to time by the Trustee and the Employer; and in the event that Trustee shall be called upon to render any extraordinary services, it shall be entitled to additional compensation. If such compensation, costs and expenses are not paid by the Employer, they shall be paid from the Trust Fund.

         Section 8.2. TAXES. All income or other taxes of any kind whatsoever which may be properly levied or assessed under existing or future laws upon, or in respect of, the Trust Fund shall be paid by the Trustee out of the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund.

         Section 8.3. INDEMNIFICATION BY EMPLOYER. The Employer shall, to the maximum extent permitted by ERISA, indemnify the Trustee and the Trustee's officers, employees and agents from and against any and all damages, losses, costs, judgments, fines and expenses (including attorney's fees and disbursements) of any kind or nature (collectively, "Losses") imposed on or incurred by the Trustee, its officers, employees or agents by reason of its or their service pursuant to this Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such action by or in the right of the Employer), except to the extent such Losses were caused by the negligence or willful misconduct of the Trustee. Reasonable expenses incurred in defending any such claim, action, suit or proceeding shall be paid by the Employer in advance of a final disposition of such claim, action, suit, or proceeding, upon presentation of statements therefor by the Trustee. The provisions of this Article VIII shall survive termination of this Agreement.


         ARTICLE IX - RESIGNATION OR REMOVAL OF TRUSTEE

         Section 9.1. REMOVAL OR RESIGNATION OF TRUSTEE. The Trustee may resign at any time by written notice to the Employer. The Trustee may be removed by the Employer at any time by written notice to the Trustee. Any such notice shall be effective sixty (60) days after receipt by the party to whom notice is given or such later date as shall be specified therein. Upon the effective date of the removal or resignation of the Trustee, the Trustee shall deliver the Trust Fund to a successor trustee or custodian designated by the Employer. If, for any reason, the Employer cannot or does not act promptly to appoint a successor trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee. Any expenses incurred by the Trustee in connection therewith shall be charged to and paid from the Trust Fund as an expense of administration.

         Section 9.2. RESERVE FOR EXPENSES. The Trustee is authorized to reserve such sum of money (and for that purpose to liquidate property to produce such sum) as it may deem advisable for payment of all proper charges against the Trust Fund, including expenses in connection with such resignation or removal, and any balance of such reserve remaining after the payment of such charges shall be paid over to the successor trustee or custodian.


         ARTICLE X - AMENDMENT OR TERMINATION OF AGREEMENT

         Section 10.1. AMENDMENT OF AGREEMENT. Subject to Section 2.3, the Employer may at any time alter, modify or amend this Agreement in whole or in part by notice thereof in writing delivered to the Trustee; provided that no such alteration, modification or amendment shall alter the rights, duties, or responsibilities of the Trustee without its prior written consent.

         Section 10.2. TERMINATION OF AGREEMENT. Subject to Section 2.3, the Employer may at any time terminate this Agreement by written notice given to the Trustee. Such notice of termination shall be accompanied by a certified copy of a resolution of the Board of Directors of the Employer approving such termination. In the event of the termination of this Agreement, the Trust Fund shall be distributed pursuant to Article IX or XI hereof.


         ARTICLE XI - TERMINATION OR DISQUALIFICATION OF PLAN

         Section 11.1. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 2.3, the Employer may at any time alter, modify, amend or terminate the Plan in whole or in part by written notice given to the Trustee; provided that no such alteration, modification or amendment shall alter the rights, duties, or responsibilities of the Trustee without its prior written consent; and further provided that notice of termination shall be accompanied by a certified copy of a resolution of the Board of Directors of the Employer approving such termination.

         Section 11.2. DISQUALIFICATION. The Employer shall promptly notify the Trustee if the Plan has been or is likely to be disqualified under Section 401 of the Code. In that event, the Plan shall be treated as terminated.

         Section 11.3. APPLICATION OF FUNDS ON TERMINATION. In the event of termination of the Plan, the interests of the Plan participants shall vest and be processed in accordance with the written directions of the Employer, accompanied by a certificate that such disposition is in accordance with the terms of the Plan.


         ARTICLE XII - GENERAL PROVISIONS

         Section 12.1. GOVERNING LAW. To the extent not preempted by the provisions of ERISA, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

         Section 12.2. ENTIRE AGREEMENT. The Trustee's duties and responsibilities to the Plan or any person interested therein shall be limited to those specifically set forth in this Agreement. No amendment to the Plan or any other document affecting the Plan shall affect the Trustee's duties or responsibilities hereunder without its prior written consent.

         Section 12.3. NOTICES. Except as otherwise provided in writing and agreed to by the Trustee, all notices, reports, accounts and other communications from the Trustee to the Employer, the Named Fiduciary, the Administrator, the Investment Manager(s) or any other person shall be in writing and deemed to have been duly given if mailed, postage prepaid or delivered by hand to such person at its address appearing on the records of the Trustee. Except as otherwise provided in writing and agreed by the Trustee, all directions, notices, objections and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee and shall be deemed to have been given when received by the Trustee at its offices.

         Section 12.4. PLAN DOCUMENTS. The Named Fiduciary shall provide the Trustee with complete, current copies of the Plan and the most recent tax qualification letters relating thereto. The Trustee shall be entitled to rely upon the Named Fiduciary's attention to this obligation and shall be under no duty to inquire of any person as to the existence of any documents not provided hereunder.

         Section 12.5. SPENDTHRIFT PROVISION. Except as may be required by law, no interest or claim of interest of any kind of any participant under the provisions of this Trust is assignable, nor may any such interest or claim be subject to garnishment, attachment, execution or levy of any kind, and no attempt to transfer, assign, pledge or otherwise encumber or dispose of such interest by act of the person involved or by operation of law will be recognized.

         Section 12.6 FDIC INSURANCE. The Trustee represents that it qualifies for Federal Deposit Insurance Corporation ("FDIC") pro rata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If the Trustee fails at any time in the future to so qualify for pro rata worth pass-through insurance coverage, it will promptly notify the Employer.

         Section 12.7. EFFECT. All persons at any time interested in the Plan shall be bound by the provisions of this Agreement and, in the event of any conflict between this Agreement and the provisions of the Plan or any instrument or agreement forming part of the Plan, the provisions of this Agreement shall control.

         Section 12.8. SEVERABILITY. The illegality or unenforceability of any provisions of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 12.9. HEADINGS AND TITLES. The titles of the Articles and headings of Sections in this Trust Agreement are for convenience of reference only and in case of conflict the text of this Trust Agreement rather than such titles or headings shall control.

         Section 12.10. BINDING AGREEMENT. This Agreement shall be binding upon the Trustee and the Employer their successors and assigns, and upon the participants and their beneficiaries, heirs, executors, administrators and assigns.

         Section 12.11. MERGER OR CONSOLIDATION. Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all of the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper and without any further action on the part of the parties hereto, with like effect as if such successor trustee had originally been named trustee herein.

         Section 12.12. FORCE MAJEURE. The Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Agreement which result from events beyond its control, including without limitation, interruption of the business of the Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

         IN WITNESS WHEREOF, the Employer and the Trustee have caused this Agreement to be executed and their corporate seals to be attested by their respective duly authorized officers, all as of the day and year first above written.


[Corporate Seal]                           PATHOGENESIS CORPORATION



Attest: /S/ CAMERON S. AVERY               By: /S/ KENT L. DELUCENAY
        ----------------------------           ---------------------------------
        (Assistant) Secretary                  Title: Vice President
                                                      Human Resources


[Corporate Seal]                            WILMINGTON TRUST COMPANY,
                                            AS TRUSTEE


Attest: /S/ JENNIFER MATZ                   By: NINO DIRIENZO
        ----------------------------           ---------------------------------
        Financial Services Officer              Vice President